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                                  EXHIBIT 10.9

                           THE REPAP ENTERPRISES INC.

                   TOP EXECUTIVES SUPPLEMENTARY PENSION PLAN

August 1996
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                               TABLE OF CONTENTS

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                                                                                    PAGE
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
SECTION I            Definitions.................................................       1
SECTION II           Retirement Date.............................................       4
SECTION III          Amount of Pension...........................................       5
SECTION IV           Forms of Pension Benefits...................................       6
SECTION V            Death.......................................................       7
SECTION VI           Termination of Service......................................       8
SECTION VII          Disability..................................................       9
SECTION VIII         Benefits for Certain Members Not Participating in the Head
                     Office Registered Pension Plan..............................      10
SECTION IX           Amendment or Discontinuance of the Plan.....................      11
SECTION X            General Provisions..........................................      12
APPENDIX A           Pensionable Service Date....................................      14

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                                   SECTION I

                                  DEFINITIONS

     The following words and phrases as used herein shall, for the purposes of this Plan and any subsequent amendment thereof, have the following meanings, unless a different meaning is plainly indicated by the context:

"ACTUARY" means a Fellow of the Canadian Institute of Actuaries, appointed by the Company for the purpose of performing such duties as may be required by the Company.

"BASIC OFFSET PLAN" means the Repap Enterprises Inc. Head Office Registered
     Pension Plan, the Repap British Columbia Inc. Retirement Plan for Salaried Employees, the Employer funded portion of the U.S. Top Executives' 401(k) Plan and any registered plan of a Participating Employer in which the executive participated.

"BEST AVERAGE EARNINGS" means one-third of the total of the best 36 consecutive months of Earnings. If a Member becomes entitled to a pension under the Plan after less than 36 months of Service, his Final Average Earnings shall be 12 times his average basic monthly Earnings over the entire period of his Service.

"BOARD OF DIRECTORS" means the Board of Directors of Repap Enterprises Inc.

"COMPANY" means Repap Enterprises Inc., and any company which is a predecessor or which is a successor to that company and which by consolidation, merger, amalgamation, reorganization, or otherwise assumes charge of all or substantially all of the business and assets of that company.

"EARNINGS" means the basic salary of a Member, excluding bonuses or any other emoluments.

"EFFECTIVE DATE" means January 1, 1996.

"EQUIVALENT ACTUARIAL VALUE" means having equivalent value when computed on the basis of interest and mortality assumptions recommended by the Actuary and adopted by the Company.

"FINAL AVERAGE YMPE" means the annualized average of the YMPE in the calendar year of retirement, termination from the Plan or death, as applicable, and in the preceding two calendar years.

"MEMBER" means an executive of a Participating Employer who has been notified in writing of his participation in this Plan by the Company as a Member.

"PARTICIPATING EMPLOYER" means the Company or any legal entity associated with the Company which has been invited by the Company to participate in the Plan in accordance with such terms as the Company shall deem appropriate and, by resolution of its board of directors or similar body, has elected to participate in this Plan. A Participating Employer shall cease to participate in this Plan when it withdraws from the Plan or when the Company terminates the participation of such Participating Employer.

As of the Effective Date, the following are Participating Employers:

     -  Repap Enterprises Inc.;

     -  Repap International (1987) Inc.;

     -  Repap British Columbia Inc.;

     -  Repap Sales Corporation;

     -  Repap Wisconsin Inc.;

     -  Alcell Technologies Inc.

"PENSIONABLE SERVICE" means Service or deemed Service commencing on a Member's pensionable service date as shown in Appendix A up to a maximum of 25 years excluding Service after age 65.

"PLAN" means this Repap Enterprises Inc. Top Executives Supplementary Pension
     Plan, as amended from time to time.

"PLAN YEAR" means the period from January 1 to December 31.

"SERVICE" means employment or deemed employment of a Member with a Participating
     Employer including periods, as determined by the Company, of authorized absence with or without pay. Subject to Section VII, Service shall include any period while a Member receives benefits under the long term disability insurance plan

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     of a Participting Employer up to age 65. Service is severed by voluntary cessation of employment by the Member, discharge by a Participating Employer, death or retirement.

"SPOUSE" means the person of the opposite sex who, at the date the Member commences to receive his pension or as of the day preceding the Member's death, whichever occurs first:

      (a)   is married to the Member; or

      (b)   has been living in a conjugal relationship with an unmarried Member for a period of not less than 3 years or for a period of not less than one year if --

           (i)    at least one child is born, or to be born, of their union;

           (ii) they have adopted, jointly, at least one child while living together in a conjugal relationship; or

           (iii) one of them has adopted at least one child who is the child of the other, while living together in a conjugal relationship.

     However, if the Basic Offset Plan contains a definition of a Spouse which is different from this definition, the definition of the Basic Offset Plan shall be used.

"VALUE" means the value calculated by the Actuary as of a fixed date of a pension or a deferred pension which shall not be less than the value determined in accordance with the "Recommendations of the Minimum Transfer Values of Pensions" issued by the Canadian Institute of Actuaries.

"YEAR'S MAXIMUM PENSIONABLE EARNINGS" ("YMPE") means the Year's Maximum
     Pensionable Earnings for the year as defined in the provisions of the Canada Pension Plan or the Quebec Pension Plan, whichever may be applicable in any particular instance.

     In the Plan, reference to the male gender will include the female gender and vice versa, and references to the singular shall include the plural, and vice versa, unless the context otherwise indicates.

                                   SECTION II

                                RETIREMENT DATE

     The normal retirement date of a Member for the purposes of the Plan shall be the first day of the month following attainment of age 65. The late retirement date of the Member shall be the first day of the month next following his actual retirement but in no event shall his late retirement date be later than the end of the calendar year in which he attains his 71st birthday, even though he continues to be employed by the Participating Employer.

     For the purposes of the Plan, where a Member retires at any time up to 10 years before his normal retirement date, the early retirement date of such a Member shall be the first day of the month following his retirement, or the first day of any subsequent month designated by the Member, but not later than the month in which his normal retirement date occurs.

                                  SECTION III

                               AMOUNT OF PENSION

     Each Member who retires on his normal retirement date shall receive an annual pension of an amount equal to 2.25% of his Best Average Earnings up to his Final Average YMPE plus 3% of his Best Average Earnings in excess of his Final Average YMPE multiplied by his first 10 years of Pensionable Service plus 1.25% of his Best Average Earnings up to his Final Average YMPE plus 2% of his Best Average Earnings in excess of his Final Average Earnings multiplied by his next 15 years of Pensionable Service, with a proportionate adjustment for a fraction of a year in completed months, but in no event shall such annual pension on his normal retirement date be greater than 60% of his Best Average Earnings. Such annual pension shall be reduced by the amount payable under the Basic Offset Plan in respect of Pensionable Service after his pensionable service date in Appendix A.

     No less than 30 days prior to the retirement date of a Member, or upon the death or termination of a Member, the Controller of the Company, shall, on the advice of the Actuary, establish the actual amount of annual pension which the Member is entitled to receive under this Section III, or in the event of the death of the Member, the amount his Spouse is entitled to receive according to the terms of Section V.

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     A Member who retires on an earlier retirement date pursuant to subsection
2.2 of Section II shall receive an annual pension commencing on his earlier retirement date of an amount equal to the annual pension determined in accordance with subsection 3.1 of this Section III which will be reduced; such reduction shall be 1/3 of 1% for each calendar month, if any, by which the date on which his pension commences precedes his 60th birthday.

     Each Member who retires on a later retirement date in accordance with subsection 2.1 of Section II shall receive an annual pension which shall be the Equivalent Actuarial Value of the annual pension. which would have been payable at his normal retirement date based on his Best Average Earnings and his Pensionable Service to his normal retirement date.

     The annual pensions established under subsection 3.2 of this Section III shall be paid by the Participating Employer for whom the Pensionable Service was rendered.

                                   SECTION IV

                           FORMS OF PENSION BENEFITS

     The normal form of pension payable under this Plan shall be a monthly payment payable on the first day of each month, commencing on the Member's normal, early or late retirement date, and continuing thereafter during the lifetime of the Member in an amount equal to 1/12 of the annual pension determined as provided in Section III hereof, and subject to all of the provisions and conditions of this Plan, including specifically Section V.

     The Company shall have the power to establish such optional forms of pension of Equivalent Actuarial Value on the recommendation of the Actuary, as may be considered by it to be appropriate, provided that such other optional forms are not contrary to the provisions of any applicable federal or provincial laws, rules, guidelines or regulations that may be or are hereafter enacted or promulgated. Election by a Member of some other optional form of benefit shall be subject to such conditions as may be prescribed by the Company, including determination of the eligible Spouse.

For example, a Member may elect a joint and survivor pension providing for a reduced pension payable to the Member during his lifetime with an amount equal to 100% of such reduced pension, as elected by the Member, continuing after his death to his surviving Spouse or former Spouse during her lifetime.

                                   SECTION V

                                     DEATH

     If a Member dies in the Service before his normal retirement date, the following shall apply:

      (a) Death Before Early Retirement Date If the Member would not have been entitled to receive an immediate pension under the provisions of
           Section 2.2 had he ceased membership on the date of his death, his surviving Spouse or, if the Member is not survived by his Spouse, his estate shall receive a lump sum payment equal to the Value of his deferred pension to which he would have been entitled under Section
           6.1 had he ceased to be a Member on the date of his death for a reason other than his death;

      (b) Death On or After Early Retirement Date If the Member would have been entitled to receive an immediate pension under the provisions of this Plan had he retired on the date of his death:

           (i) his surviving Spouse shall receive an annual pension equal to the greater of --

                - the annual pension the Spouse would have been entitled to receive under the provisions of Section 5.2 had the payment of the Member's pension commenced on the day preceding the death of the Member; and

                - the annual pension which can be purchased with the Value of the pension the Member would have been entitled to receive under Section 3.3 had he retired immediately before death,

           (ii) if the Member is not survived by his Spouse, his estate shall receive a lump sum payment equal to the Value of the pension the Member would have been entitled to receive under Section 3.3 had he retired immediately before death.

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     In the event of the death of a Member who is in receipt of a pension under
Section 4.1, his surviving Spouse, if any, shall receive a pension equal to 60% of the pension the Member was receiving at the time of his death. The Spouse's pension is payable during her lifetime only.

     In the event of the death of a Member who is in receipt of a pension under
Section 4.2, payments shall be made under this Plan as required by any guaranteed period of payments still remaining or according to the survivor pension elected.

                                   SECTION VI

                             TERMINATION OF SERVICE

     If the Member terminates his Service or the Member's Service is terminated for any reason other than retirement, disability or death, such Member shall receive a deferred pension payable from his normal retirement date equal to his accrued pension as determined by the Actuary, in accordance with Section III. The Member may elect to receive, on his early retirement date, a pension of Equivalent Actuarial Value.

     If the Member terminates his Service or the Member's Service is terminated, after being eligible to receive a pension, for any reason other than retirement, disability or death, such Member shall be entitled to the benefits provided under subsections 2.2 and 3.3.

     However, if the Member's Service is terminated at any time up to 10 years before his normal retirement date and within a period of 2 years following a change of control of the Participating Employer, such Member shall receive a deferred pension payable in accordance with the early retirement provisions of subsections 2.2 and 3.3.

                                  SECTION VII

                                   DISABILITY

DISABILITY

     A Member who is disabled, as defined hereunder, and eligible to receive benefits under the Participating Employer's long term disability insurance plan shall, for all purposes of the Plan, continue to be considered a Member. Any such period of disability, during which he is eligible to receive such benefits, up to age 65, shall be included as Service for purposes of the Plan and his annual pension to be credited during such period shall be determined under
Section III on the assumption that his Earnings in effect immediately prior to his becoming disabled continue unchanged. If the Member shall recover, or shall be deemed to have recovered, from his disability, and if he is not thereupon reinstated in employment as an employee, he shall be considered as having terminated employment at that time and shall be entitled to the benefits provided under Section VI.

     For the purpose of this Section 7.1, disability means:

      (a) Member suffering from a physical or mental impairment so as to prevent the performance of employment duties in which the Member was engaged before the impairment occurred;

      (b) which is certified, in writing, by a medical doctor licensed in Canada or where the Member resides; and

      (c) in respect of which the Member is eligible to receive benefits under the Participating Employer's long term disability program.

                                  SECTION VIII

                 BENEFITS FOR CERTAIN MEMBERS NOT PARTICIPATING
                   IN THE HEAD OFFICE REGISTERED PENSION PLAN

     The Member who is eligible to become a Member of the Repap Enterprises Inc. Head Office Registered Pension Plan and who elects not to participate, for as long as he is not participating in that plan, is not entitled to the retirement benefits described in Section III.

     If such a Member dies in the Service before age 65, his surviving Spouse, or if the Member is not survived by his Spouse, his estate, shall receive a lump sum payment equal to the value of his deferred pension to which he would have been entitled under Section 6.1 had he ceased to be a Member on the date of his death, for a reason

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other than his death, and had he participated in the Repap Enterprises Inc. Head
Office Registered Pension Plan from the same date with no pensionable service credited under that plan prior to his death.

     If such a Member is terminated for any reason other than death or disability, he shall receive a deferred pension, payable from age 65, equal to the pension determined by the Actuary in accordance with Section III and calculated as if the Member had started participating in the Repap Enterprises Inc. Head Office Registered Pension Plan from the day he terminated his Service with no pensionable service credited under that plan prior to his date of termination.

     If such a Member is disabled, as defined in Section 7.1, for all purposes of this Plan, he shall be considered to be participating in the Repap Enterprises Inc. Head Office Registered Pension Plan from the date of his disability.

                                   SECTION IX

                    AMENDMENT OR DISCONTINUANCE OF THE PLAN

     The Board of Directors necessarily reserves the right to amend or discontinue the Plan in whole or in part at any time. However, no amendment for any reason shall adversely affect the pension or other benefits to which a Member had become entitled to in respect of Pensionable Service prior to the date of such amendment.

                                   SECTION X

                               GENERAL PROVISIONS

     This Plan shall not constitute a contract of employment between the Par ticipating Employer and any Member or other person in the employ of the Participating Employer, nor shall anything herein contained be deemed to give any Member or other person in the employ of the Participating Employer any right to be retained in such employ, or to interfere with the right of the Participating Employer to discharge any Member or such other person at any time and to treat him without regard to the effect which such treatment might have upon him as a Member of the Plan.

     Except as specifically provided herein, no benefit or payment or part thereof under the Plan to any Member or eligible Spouse shall be capable of or be subject in any manner to anticipation, surrender, commutation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and any attempt to so anticipate, surrender, commute, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void, nor shall any such benefit, payment or part thereof be in any way liable for or subject to the debts, contracts, liabilities, engagements, faults or torts of any person entitled to such benefit or payment. If any Member (or eligible Spouse) is adjudicated bankrupt or purports to anticipate, surrender, commute, alienate, sell, transfer, assign, pledge, encumber or charge any such benefit or payment or part thereof, voluntarily or involuntarily, the Company, in its discretion, may hold or apply or cause to be held or applied such benefit or payment or any part thereof to or for the benefit of such Member, (or eligible Spouse) in such manner as the Company shall direct.

     In the event of bankruptcy, insolvency or winding-up of the Participating Employer, all amounts payable to a Member, his Spouse or his estate under the Plan shall constitute an exigible claim against the Participating Employer in favor of such person; this claim is exigible immediately and is a lump sum equal to the Value of the remaining payments to be made to the Member, his Spouse or his estate under the Plan. Without limiting the generality of the foregoing, such person shall be a creditor of the Participating Employer, within the meaning of the Bankruptcy and Insolvency Act, having a provable claim against the Participating Employer.

     The Company shall have the sole and exclusive responsibility to administer the Plan and interpret its rules.

     It is expressly understood that the obligation of a Participating Employer is not solidary and that no provision of this Plan shall be construed as creating a solidary obligation between the Participating Employers.

     This Plan shall be construed and interpreted in accordance with the provisions of the laws of the Province of Quebec and the laws of Canada applicable therein.

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                                   APPENDIX A

                            PENSIONABLE SERVICE DATE

                            NAME                                       DATE
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
J.N. Bowersock..............................................    November 16, 1982
R. Buser....................................................    September 15, 1992
M. Cormier..................................................    January 13, 1992*
A.J. Dundas.................................................    January 1, 1981
N. Falco....................................................    April 1, 1991
G. Farah....................................................    January 1, 1981
G. Fenton...................................................    January 1, 1981
J.G. Kass...................................................    January 1, 1981
S.C. Larson.................................................    March 1, 1991
T.W. McBride................................................    February 1, 1989
I. O'Shea...................................................    January 1, 1981
H.R. Papushka...............................................    July 1, 1981
G.S. Petty..................................................    January 1, 1981
R.H. Sumner.................................................    January 1, 1981
D.D. Veniez.................................................    November 6, 1992

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* Plus service between November 30, 1987 and March 30, 1990.

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